EXHIBIT 10.17

                            STANDARD OFFICE BUILDING
                                 LEASE AGREEMENT


THE STATE OF TEXAS
COUNTY OF HARRIS

      THIS LEASE AGREEMENT made and entered into on this the 14TH day of JANUARY, 1997 between RADLER ENTERPRISES TEXAS, INC. (hereinafter called "Landlord"), whose address for purposes hereof is 14450 T.C. JESTER BLVD., SUITE 100 Houston, Texas, 77014, and CLIFFWOOD OIL & GAS CORP., a Texas corporation (hereinafter called "Tenant"). Tenant's address for purposes hereof until commencement of the term of this Lease being 110 CYPRESS STATION, SUITE 220, HOUSTON, TEXAS, 77090 and thereafter being that of the "Building" (hereinafter defined).


                                   WITNESSETH:

1. LEASED PREMISES. Subject to and upon the terms, provisions and conditions hereinafter set forth, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord those certain premises (hereinafter sometimes called the "Leased Premises") in the building (herein called the "Building") situated upon the property described in Exhibit "A" attached hereto, such premises being more particularly described as follows:

                          CYPRESS COURT OFFICE BUILDING
                  110 CYPRESS STATION DRIVE, SUITE 220 & 246
                              HOUSTON, TEXAS 77090

as reflected on the floor plan of such premises attached hereto and made a part hereof as Exhibit "B".

      The total aggregate rentable area in the Leased Premises is hereby stipulated for all purposes hereof to be approximately 5092 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is done in accordance with the terms and provisions hereof.

2. TERM. Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, this Lease shall continue in force for a term of approximately THIRTY SIX (36) MONTHS, beginning on the 16TH day of JANUARY, 1997, and ending on the 31ST day of JANUARY, 2000. In the event the Leased Premises should not be ready for occupancy by said commencement date for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. This Lease Agreement shall be effective only from the time that the Leased Premises are ready for occupancy by Tenant which date shall be the date of commencement of the term of this Lease. Should the term of this Lease commence on a date other than that specified in this Section 2, Landlord and Tenant will, at the request of either, execute a declaration specifying the beginning date of the term of this Lease Agreement. In such event, rental under this Lease Agreement shall not commence until said revised commencement date, and the stated term in this Lease Agreement shall thereupon commence and the expiration date shall be extended so as to give effect to the full stated term. Also, in such event, Landlord shall give Tenant written notice of such revised commencement date at least fifteen
(15) days in advance thereof.

3. USE, COMMON AREAS, HAZARDOUS SUBSTANCES AND BUILDING RULES. (a) The Leased Premises are to be used and occupied by Tenant solely for the purpose of an office and for no other use without Landlord's prior written consent. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or

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deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance coverage on said Building and/or its contents.

      Tenant further agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in his operation of the Building.

      Tenant, by entry under this lease, acknowledges that it has examined the Leased Premises and accepts them as being in good state of repair and in the condition called for under this Lease. Tenant accepts the premises in its "AS IS" condition, without further improvements by Landlord.

      (b) The "COMMON AREA" of the premises is that part of the premises designated by Landlord from time to time for the common use of all tenants, including among other facilities, those interior and exterior portions of the Building and such other areas, facilities and equipment serving the Building, which are designated by Landlord for the common use and benefit of tenants, their respective employees, customers and invitees and/or members of the public, including, but not limited to: entrances; exits: lobbies; elevators; stairways: corridors: passageways; public washrooms; parking facilities: loading areas; plazas; private sidewalks; landscaped areas; walkways: mechanical, electrical and telephone rooms; utility and service facilities; electrical, mechanical, sprinkler, fire detection and fire prevention and security equipment and facilities; duct shafts; operating, maintenance and storage areas; and service areas, equipment and facilities. All of these "COMMON AREAS" are subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in his discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the "COMMON AREAS", as well as the dimensions, identity and type of any buildings, and to construct additional buildings or additional stories on existing buildings or other improvements. Landlord also reserves the right to dedicate portions of the "COMMON AREA" and other portions of the premises (excepting only the Demised Premises) for street, park, utility and other public purposes. Tenant, and its employees, customers, subtenants, licensees, and guests shall have the non-exclusive right to use the "COMMON AREA" as constituted from time to time, such use to be in common with Landlord, other tenants and other persons entitled to use the same, and subject to such reasonable rules and regulations governing such use as Landlord may from time to time prescribe. Landlord may elect (without any obligation to do so) to designate from time to time, Tenant, employee, subtenant, licensee and guests parking areas. Should Landlord so designate such parking area, then Tenant, its employees, subtenants, licensees and guests may have the non-exclusive use, along with other Tenants and their employees, subtenants, licensees and guests, of only that available space so designated by Landlord for such use and neither Tenant, nor Tenant's employees, subtenants, licensees or guests shall use any other parking space. Upon request of Landlord, Tenant will furnish to Landlord a complete list of the license numbers of all automobiles operated by Tenant, its employees, subtenants, licensees or guests. If any automobile or other vehicle owned by Tenant or any of its employees or any of its subtenants, licensees or guests, or any of their respective employees, shall at any time be parked in any part of Landlord's premises, other than the specific areas designated by Landlord from time to time for employee parking, Landlord shall be, and is hereby, authorized to cause such automobile or other vehicle to be removed to such other location, either within or beyond Landlord's premises, and Tenant shall, and does hereby, agree to indemnify Landlord, his employees, and agents, and hold each of them harmless from any and all claims of whatsoever sort which may arise by reason of such removal. Tenant shall not solicit business or display merchandise within the "COMMON AREA", or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the "COMMON AREA". Landlord may temporarily close any part of the "COMMON AREA" for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

      (c) Hazardous Substances

            (1) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, or material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products or fractions thereof. Tenant shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all

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Applicable Law (as defined in section 3(d)). "REPORTABLE USE" shall mean (i) no installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Tenant's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the forgoing, Tenant may, without Landlord's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the premises or neighboring properties to any meaningful risk or contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination or reasonably necessary protective modification to the Premises (such as concrete encasements.) and/or the deposit of an additional Security Deposit under Section 4(c) hereof.

            (2) DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord a copy of' any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

            (3) INDEMNIFICATION. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground Landlord, if any, and the Premises. harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Tenant or under Tenant's control. Tenant's obligations under this paragraph 3 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by, Tenant, and the cost of investigation (including consultant's and attorney's fees and testing). removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Landlord in writing at the time of such agreement.

      (d) TENANT'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease, Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE LAW," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of records, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture. production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Law specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the premises to comply with any Applicable Law.

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      (e) INSPECTION; COMPLIANCE. Landlord and shall have the right to enter the
Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Laws (as defined in Section 3(d)), and to employ experts and/or consultants in connection therewith and/or to advise Landlord with respect to Tenant's activities, including but not limited to the installation, operation, use, monitoring , maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall he paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law. or a contamination, caused or materially contributed to by Tenant is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord or Landlord's Lender, as the case may be, for the costs and expenses of such inspections.
      (f) Tenant and Tenant's agents, employees, and invitees, will comply fully with all requirements of the rules of the building, parking area and related facilities which are contained in section 23 of this lease. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for safety, care and cleanliness of the Leased Premises and for preservation of good order therein, all of which rules and regulations, changes, and amendments. will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents and visitors of Tenant.

4. BASE RENTAL, ADJUSTMENTS AND LATE CHARGES.

      (a) Tenant hereby agrees to pay a base annual rental (herein called "Base Rental") in the sum of

                                  RENT SCHEDULE
                                        MONTHLY     NO. OF    AGGREGATE
PAYMENT NO.     DUE DATES                AMOUNT    PAYMENTS     AMOUNT
----------  --------------------     -----------   --------   -----------
  1         1/16/1997-1/31/1997      $  2,190.00       12     $  2,190.00
  2-13       2/1/1997-1/31/1998      $  4,380.00       12     $ 52,560.00
  14-25      2/1/1998-1/31/1999      $  4,380.00       12     $ 52,076.00
  26-37      2/1/1999-1/31/2000      $  4,380.00       12     $ 52.076.00

Such Base Rental, together with any adjustments of rent provided for herein then in effect, shall be due and payable in equal installments on the first day of each calendar month during the initial term and any extensions or renewals thereof, and Tenant hereby agrees to so pay such rent to Landlord at Landlord's address as provided herein monthly in advance without demand, deduction or set-off. If the term of this Lease Agreement as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment of Base Rental for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance.

      All Base Rental and all other sums hereunder provided to be paid by Tenant shall be due and payable by Tenant without demand, deduction, abatement or off-set except as expressly provided herein.

      All other sums and charges of whatsoever nature required to be paid by Tenant to Landlord pursuant to the terms of this Lease constitute additional rent and failure by Tenant to timely pay such other sums or charges may be treated by Landlord as a failure by Tenant to pay the Base Rental.

      Tenant hereby acknowledges that late payments by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by the Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. In the event of any failure to pay the Base Rental or to make any other payment due Landlord hereunder, in the manner or time provided for herein, and such Base Rental or other payment is not made by the tenth (10th) day following the date on which said payment was due, Tenant shall pay to Landlord, in addition to the amounts then due and without prior demand therefore and without any deduction or offsets, an administrative charge in the amount of $100.00 per each

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occurrence, or 15% of the amount due, whichever is greater.

      Acceptance by Landlord of any late rent payment and administrative charge due therefor shall not constitute a waiver of any of Landlord's rights and remedies available in connection with any subsequent failure of Tenant to pay the Base Rental or to make any other payment due Landlord hereunder in the manner or time provided for herein. if tender of late Base Rental or any other payment due Landlord hereunder is made, Landlord at its sole discretion, shall have the option to accept the tendered late Base Rental payment and administrative charge computed as above specified, or to pursue the rights and remedies provided in Section 14 of the Lease without the necessity of any further notice or demand.

      If within any six (6) month period during the term of this Lease, Tenant shall fail for three (3) times to make timely payment to Landlord of any rental payment and/or any other payment due Landlord hereunder on the date when due, the Landlord shall have the immediate right, without the necessity of giving any notice of default, to pursue the rights and remedies provided in Section 14 hereof

      Tenant shall pay to Landlord upon demand a One Hundred and No/100 Dollar ($100.00) charge for each check tendered to Landlord in payment of Base Rental or any other payment due Landlord hereunder which is returned uncollectible to Landlord.

      (b) In the event that operating expenses for any calendar year during the term of this Lease (including without limitation the calendar year in which the Lease term commences) exceeds $5.00 per square foot of net rentable area, the Tenant agrees to pay to Landlord, as additional rental, a prorated share of such increased expenses for the entire building, based on the ratio the Lease's net rentable area bears to ninety-five percent (95%) of the total net rentable area in the Building or to the total net rentable area leased in the Building (if such total is greater than ninety-five percent (95%) of the total Building area) as Follows:

      Within one hundred eighty (180) days after the close of each calendar year, Landlord shall give Tenant a statement of the operating expenses for the Building for such calendar year. If such operating expenses exceed $5.00 per square foot of net rentable area, Tenant will pay Landlord, within thirty (30) days of receipt of such statement, tenant's proportionate share of such increased expenses for the entire year immediately preceding issuance of said statement and for the previous months in the then current year. Thereafter, Tenant will pay an adjusted monthly rental which reflects the most recent year's operating expense increases, subject to further increase as aforesaid, or, at Landlord's option, Tenant will pay an adjusted monthly rental which reflects projected operating expenses for the current year, subject to further increases as aforesaid.

      Should a discrepancy exist between the actual and estimated costs when actual operating expenses are calculated at the end of the calendar year, a lump sum payment will be made from Landlord to Tenant or from Tenant to Landlord, as appropriate, within thirty (30) days of the delivery of a actual operating expenses to Tenant outlining such discrepancy.

      If at Lease commencement or termination a partial calendar year is involved, operating expenses shall be computed as though a full calendar year was involved and prorated for such partial year. If the lease terminates other than at the end of a calendar year, an estimate of current annual operating expenses shall be computed for the year of termination and any increased rental based on such estimate shall be billed to the Tenant at termination.

      For purposes of this Lease, operating expenses shall include those expenses paid or incurred by the Landlord for maintaining, operating and repairing the real property described in Exhibit "A", the Building and other improvements thereon and the personal property used in conjunction therewith (hereafter collectively referred to as "Project") including but not limited to the cost of ad valorem taxes, electricity, natural gas, ventilation. heating and air conditioning, water, window cleaning, janitorial service, insurance. including but not limited to, fire, extended coverage, liability, workmen's compensation, elevator or any other insurance carried in good faith by the Landlord and applicable to the project, painting, uniforms, customary property management tees, supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, maintenance and repair of the Project and so-called fringe benefits, or any other cost or expenses which the Landlord pays or incurs to provide benefits for employees so engaged in the operation, maintenance and repair of the Project, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing the Project, legal and accounting expenses, including but not limited to such expenses as related to seeking or obtaining reductions in and refunds of real estate taxes, or any other expenses or charge, whether or not hereinbefore mentioned, which in accordance with generally accepted accounting and management principles would be considered as an expense of maintaining, operating or repairing the Project. If any Project expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.

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      Tenant at its expense shall have the right at all reasonable times to audit Landlord's books and records relating to the Lease for any year or years for which additional rental payments become due.

      Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not hilly occupied during any year of the lease term, an adjustment shall be made in computing the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year.

      (c) At the time of execution of this Lease by Tenant, Tenant shall pay to Landlord as and for a Security Deposit, $911.00 additional Security Deposit ($3469.00 on file) a total of $4380.00 which is equal to last month's rent hereunder. The deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of' Tenant's covenants and obligations under this lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case or default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of Tenant and any other damage, injury, expense, or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of such deposit shall be returned by Landlord to Tenant within thirty
(30) days after expiration of this lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord may assign the Security Deposit to the Transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

      (d) Upon execution of this Lease, Tenant will pay to Landlord the first month's rental as described in section 4(a) above.

5. SERVICES TO BE FURNISHED BY LANDLORD. Landlord covenants and agrees with
Tenant:

      (a) To furnish the electricity and water utilized in operating the facilities serving the Leased Premises, except as otherwise provided herein.

      (b) So long as Lessee is not in default hereunder, Lessor shall furnish the Leased Premises during reasonable and usual business hours (which hours shall be from 8:00 A.M. to 6:00 P.M. Monday through Friday, excluding holidays), the following services at Lessor's sole expense except as otherwise provided in this lease.

            (i) Air-conditioning as reasonably required for comfortable use (subject to federal, state, and local regulations). Lessor retains the option of whether to keep the building air-conditioned on Saturdays, Sundays, and/or legal holidays. Whenever machines or equipment which generate unusual heat are used in the Leased Premises and affect temperature otherwise maintained by the building air-conditioning system, Lessor reserves the right to install supplementary air-conditioning units in the Leased Premises and the costs thereof as well as the cost of operation and maintenance thereof shall be paid by Lessee to Lessor simultaneous with Lessor's incurring any such cost or expense.

            (ii) Hot and cold water at those points of supply provided for general use of other tenants in the Building; central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at such temperatures and in such amounts as are considered by Landlord to be standard, but such service on Saturday, Sundays and holidays to be furnished only upon the request of Tenant, who shall bear the entire cost thereof; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard. Landlord will furnish janitor service on a five (5) day week basis at no extra charge; provided, however, if Tenant's floor covering or other improvements are other than building standard, Tenant shall pay the additional cleaning cost attributable thereto as additional rent. Failure by Landlord to any extent to furnish these defined services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

            (iii) Proper electrical facilities to furnish sufficient power for typewriters, voice writers, calculating machines and other machines of similar low electrical consumption; but not including electricity required for

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electronic data processing equipment which (singly) consumes more than 0.5 kilowatts per hour at a rated capacity or require a voltage other than 120 volts single phase. When hear generating machines, equipment, fixtures or other devices of any nature whatsoever are used in the premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Lessor has the right to meter and to charge Tenant for excessive consumption as well as the cost of installing such meter.

      (c) To use Landlord's best efforts to control access to the truck loading area and provide security to the Building during the weekends and after normal working hours during the week. Landlord shall not be liable to Tenant for losses due to theft or burglary, or for damages done by unauthorized persons on the premises.

       (d) To furnish Tenant, free of charge, with two keys for each corridor door entering the Leased Premises. and additional keys will he furnished at a charge by Landlord equal to its cost plus 15% on an order signed by Tenant or Tenant's authorized representative. All such keys shall remain the property of Landlord. No additional locks shall be allowed on any door of Leased Premises without Landlord's permission, and Tenant shall not make, or permit to be made, any duplicate keys, except those furnished by Landlord. Upon termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises, and give to Landlord the explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Leased Premises.

      (e) To provide and install, at Tenant's cost, all letters or numerals by or on doors in the Leased Premises; all such letters and numerals shall be in the building standard graphics. Tenant will not paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Leased Premises or any part thereof, without the prior written consent of Landlord.

6. REPAIRS BY LANDLORD. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required for normal maintenance operations and such additional maintenance as may be necessary because of damages, except damages caused by Tenant, its agents, employees, invitees or visitors. The obligation of Landlord to maintain and repair the Leased Premises shall be limited to building standard items, provided that leasehold improvements which are not building standard will, at Tenant's written request, be maintained by Landlord at Tenant's cost, plus an additional charge of 15% of such cost to cover overhead.

7. REPAIRS BY TENANT. Tenant agrees, at its own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Tenant or Tenant's agents, employees, invitees or visitors: provided, however, if Tenant fails to make such repairs or replacement promptly, Landlord may, at its option, make such repairs or replacements, and Tenant shall repay the cost thereof to the Landlord on demand, plus an additional charge of 15% of such cost to cover overhead. Tenant further agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver up said Leased Premises to Landlord in as good condition as at date of possession by Tenant, ordinary wear and tear excepted, and upon such termination of this Lease, Landlord shall have the right to re-enter and resume exclusive possession of the Leased Premises.

8. ASSIGNMENT OR SUBLEASE.

      (a) In the event Tenant should desire to assign this Lease or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligation hereunder as to such space, or
(2) to permit Tenant to assign this Lease or sublet such space, subject, however, to subsequent written approval of the proposed assignee or subtenant by Landlord. If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (2) above, but subsequent written approval by Landlord of the proposed assignee or subtenant shall be required. If Landlord elects to exercise option
(2) above, Tenant agrees to provide, at its expense, direct access from the assignment or sublease space to a public corridor of the Building. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease.

      (b) Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations

Radler Office Form 1/97             7
hereunder and in the Building and property referred to herein, and in such event and upon assumption by the transferee of Landlord's obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of
Section 20 hereof) no further liability or obligation shall thereafter accrue against Landlord hereunder.

9. ALTERATIONS, ADDITIONS, IMPROVEMENTS. Tenant agrees not to make or allow to be made any alterations or physical additions in or to the Leased Premises without first obtaining the written consent of Landlord. Any and all such alterations, physical additions, or improvements, shall only be made by contractors and subcontractors approved in writing by Landlord, and when made to the Leased Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises.

10. ENTRY FOR REPAIRS AND INSPECTION. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, as Landlord may deem necessary or desirable, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

11.   CASUALTY INSURANCE DAMAGE.

      (a) Landlord shall, at all times during the term of this Lease, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon a insurance company, insuring the Building against loss or damage by fire. explosion or other hazards and contingencies for at least 80% of the full insurable value thereof; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies which Tenant may bring upon the Leased Premises or any additional improvement which Tenant may construct thereon. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations results in extra-hazardous exposure, then Tenant shall upon receipt of appropriate premium invoices reimburse Landlord for such increases in such premiums.

      (b) In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises, through no fault or neglect of Tenant, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the premises untenantable, the rental herein shall abate thereafter until such time as the Leased Premises are made tenantable by Landlord. Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building. In the event of the total destruction of the Leased Premises without fault or neglect of Tenant, its agents, employees, invitees or visitors, or if from such cause the same shall be so damaged that Landlord shall decide not to rebuild, then all rent owed up to the time of such destruction or termination shall be paid by Tenant and henceforth this Lease shall cease and come to an end. In the event any Mortgagee under a mortgage on the Building should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligations to rebuild and this Lease shall terminate at Landlord's option. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the demised premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      (c) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other, its agents, officers or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other insurance policies, regardless of cause or origin including negligence to the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party.

12. CONDEMNATION. If the lease premises shall be taken or condemned for any public purpose to such an extent as to render Leased Premises untenantable, this Lease shall, at the option of either party, forthwith cease and terminate. All compensation awarded for any taking or condemnation proceedings (or sale in lieu thereof) shall be the property of the Landlord.

13. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this Lease:

      (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder (or under any

Radler  Office Form 1/97            8
other lease now or hereafter executed by Tenant in connection with space in the building);

      (b) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the building);

      (c) Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors;

      (d) Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder;

      (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder;
      (f) Tenant shall desert or vacate any portion of the Leased Premises.

14. REMEDIES. Upon the occurrence of any event of default specified in this lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, not specifically provided for herein:

      (a) Terminate this lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the premises or any part thereof. This may be done, by self-help if necessary, without being liable for prosecution or any claim of damages for such entrance and expulsion or removal. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise. In the event Landlord elects to terminate the lease by reason of an any event of default, then notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the following: (i) the cost of recovering the premises, (ii) the cost of removing and storing Tenant's property, (iii) the unpaid rental and other indebtedness accrued hereunder at the date of termination plus interest at the highest legal rate, (iv) all remaining rentals and other sums which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the terms and provisions of this Lease had been fully complied with shall be accelerated and immediately and automatically due and payable; Landlord and Tenant agree that it is their mutual intent that Landlord shall receive the "benefit of the bargain," (v) rental accruing subsequent to the date of termination pursuant to the Holding Over provisions in Section 18, and (vi) any increase in insurance premiums caused by the vacancy of the premises.

      (b) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, by self-help if necessary, without being liable for prosecution or any claim for damages, and if Landlord so elects, relet the Leased Premises on such terms as Landlord shall deem advisable and receive the rent therefrom; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

      (c) Enter upon the Leased Premises, by self-help if necessary, without being liable for prosecution or any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action.

      (d) Landlord may, without being liable for prosecution or any claim for damages therefore, discontinue furnishing all or any part of the services described in this lease, and no such discontinuance shall be deemed an eviction or disturbance of Tenant's use of the premises.

      (e) Landlord may enforce any or all of its rights provided in Section 17 (Landlord's Lien).

      (t) The following provisions shall override and control any conflicting provisions of Section 92.008 of the

RADLER OFFICE FORM 1/97             9

Texas Property Code, as well as any successor statute governing the right of Landlord to change the door locks of commercial tenants. In the event of the failure or refusal by Tenant to make the timely punctual payment of any rent or other sums payable under this Lease when and as the same shall become due and payable, or in the event of any default of this Lease by Tenant as described in this lease. Landlord is entitled and is hereby authorized, without any notice to Tenant whatsoever, to enter upon the Leased Premises by use of master key, a duplicate key or other peaceable means, arid to change, alter and/or modify the door locks on all entry doors of the Leased Premises, thereby permanently excluding Tenant, and its officers, principals, agents, employees and representatives therefrom.

      In the event the Landlord has either permanently repossessed the Leased Premises pursuant to the foregoing provisions of this Lease, or has terminated the Lease by reason of Tenant's default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Leased Premises at any time, regardless of any amounts subsequently paid by Tenant, provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon receipt of written request from Tenant accompanied by such written waivers and releases as the Landlord may require, Landlord will either (at Landlord's option) (I) escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's lien or security interest described in Section 17 hereof or (2) obtain a list from Tenant of such personal property as Tenant intends to remove, whereupon Landlord shall remove such property and make it available to Tenant at a time and place designated by Landlord. However, if Landlord elects option (2), Tenant shall pay, in cash in advance, all costs and expenses estimated by Landlord to be incurred in removing such property and making it available to Tenant and all moving and/or storage charges theretofore incurred by Landlord with respect to such property. If Landlord elects to exclude Tenant from the Leased Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this Lease, then Landlord shall not be obligated to provide Tenant a key to reenter the Leased Premises until such time as all delinquent rental and other amounts due under this Lease have been paid in frill and all other defaults, if any, have been completely cured to Landlord's satisfaction (if such cure occurs prior to any actual permanent repossession or termination), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord's regular business hours and at Landlord's convenience, upon receipt of written request from Tenant (accompanied by such written waivers and releases as Landlord may require), escort Tenant or its authorized personnel to the Leased Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant as is not subject to the Landlord's lien and security interest described in Section 17. This remedy of Landlord shall be in addition to, and not in lieu of, any of its other remedies set forth in this Lease, or otherwise available to Landlord at law or in equity.

      No re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting or re-entry to take possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default.

      Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

      The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession.

       No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and subscribed by Landlord.

        Notwithstanding any other remedy available to Landlord, in the event Tenant vacates the Leased Premises voluntarily or at the instance and request of Landlord after default by Tenant, or should Tenant give oral or written

Radler  Office Form 1/97            10
notice of intent to vacate the Leased Premises prior to the end of the lease term without the rent being paid in full for the entire remainder of the lease term or renewal or extension period or without prior written consent of Landlord, all remaining rents (Base Rent and Estimated Rental Escalation) for the remainder of the lease term shall be accelerated immediately and automatically. Such accelerated rents shall be due and delinquent without notice before or after such acceleration. Such acceleration shall occur even if the rent for the current month has been paid in full.

15. SURRENDER OF LEASED PREMISES. No act or thing done by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the premises shall be valid unless the same be made in writing and signed by Landlord.

16. ATTORNEY'S FEES. In case it should be necessary or proper for Landlord to bring any action under this Lease or to consult or place this Lease, or any amount payable by Tenant hereunder, with an attorney concerning or for the enforcement of any of Landlord's rights hereunder, then Tenant agrees in each and any such case to pay to Landlord a reasonable attorney's fee.

17. LANDLORD'S LIEN. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to Landlord a lien and security interest on all properly of Tenant now or hereafter placed in or upon the Leased Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. Said lien and security interest shall be in addition to and cumulative of the Landlord's liens provided by law. This Lease shall constitute a security agreement under the Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Leased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Leased Premises by Tenant. Tenant and each of them agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter request in order that such security interest or interests may be protected pursuant to said Code. In the event Tenant fails to return such financing statement within twenty-four (24) hours after request by Landlord, Tenant agrees that Landlord may file a financing statement without Tenant's signature or, at Landlord's sole option, Tenant hereby appoints Landlord as Tenant's attorney-in-fact for the specific purpose of signing such financing statement for and on behalf of Tenant. Landlord may at its election at any time file a copy of this Lease as a financing statement. More specifically, the current version of the Uniform Commercial Code-Financing Statement-form UCC- 1, shall be executed by both Tenant and Landlord and registered with the State of Texas, and The County wherein the Leased Premises are located, promptly upon occupancy of the Leased Premises. Landlord, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease.

      Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on the Leased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase, unless otherwise prohibited by law.

      Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) days before the time of sale.

      The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this article. Any surplus shall be paid to Tenant or as otherwise required by law, and the Tenant shall pay any deficiencies forthwith.

18. HOLDING OVER. In the event of holding over by Tenant after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay as liquidated damages double rent for the entire holdover period. No holding over by this Tenant after the term of this Lease shall operate to extend the Lease; in the event of such

Radler  Office Form 1/97            11
holding over, Tenant shall indemnify Landlord against all claims for damages by any other tenant or prospective tenant to whom Landlord may have leased or entered into any agreement, either oral or written, for all or any part of the premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Landlord in writing shall thereafter constitute this Lease a lease from month to month.

19.   HOLD HARMLESS AND LIABILITY INSURANCE.

      (a) Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, act of God, public enemy. injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make any such repairs. Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Tenant, and Tenant agrees to hold Landlord harmless from all claims for any such damage. Tenant shall not be liable to Landlord, or to Landlord's agents. servants. employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Landlord, and Landlord agrees to hold Tenant harmless from all claims for such damage.

      (b) Tenant shall, at its expense, maintain a policy or policies of comprehensive general liability insurance pertaining to its use and occupancy of the Leased Premises hereunder, with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, such insurance to name Landlord and Tenant as insureds and to afford minimum protection of not less than One Hundred Thousand Dollars ($100,000.00) in respect of personal injury or death to any one person, and of not less than Three Hundred Thousand Dollars ($300,000.00) in respect to any one occurrence, and of not less than One Hundred Thousand Dollars ($100,000.00) for property damage in one occurrence.

20. PEACEFUL ENJOYMENT. That Tenant shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Tenant pays the rental herein recited and performs all of Tenant's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of the Landlord's interest hereunder. In addition, Tenant specifically agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from Landlord; it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any other action not involving the personal liability of Landlord to respond in monetary damages from assets other than Landlord's interest in the Building.

21. SUBORDINATION TO MORTGAGE. This Lease is subject and subordinate to any first lien mortgage or deed of trust which may now or hereafter encumber the Building of which the Leased Premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In conformation of such subordination, however, Tenant shall at Landlord's request execute promptly any appropriate certificate or instrument that Landlord may request. Tenant hereby constitutes and appoints Landlord as the Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust of the remedies provided for by law or by such mortgage or deed of trust, Tenant will, upon request of any person or party succeeding to the interest of Landlord as a result of such enforcement, automatically become the Tenant of such successor in interest without change in the terms or other provisions of this Lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease or (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

Radler Office Form 1/97             12

22.   OPTION FOR SUBSTITUTE SPACE.

      (a) Landlord shall have the right at any time from the date hereof through the end of the term of this lease or any renewal or extension hereof to substitute, instead of the Leased Premises, other space (of at least the area of the Leased Premises) hereinafter referred to as " Substitution Space, " in a Building within the subject property of this Lease.

      (b) If Landlord desires to exercise such right, it shall give Tenant at least sixty (60) days prior notice thereof specifying the effective date of such substitution, whereupon, as of such effective date: (1)the description of the Leased Premises set forth in this Lease shall, without further act on the part of Landlord or Tenant. be deemed amended so that the Substitution Space shall, for all intents and purposes be deemed the Leased Premises hereunder, and all of the terms, covenants, conditions, provisions and agreements of this Lease shall continue in full force and effect and shall apply to the Substitution Space except that if the Substitution Space contains more square footage than the presently Leased Premises, the annual rental appearing on the first page of this Lease shall be increased proportionately (provided that such rental increase shall not be in excess of five percent (5%) of the rental immediately preceding such increase); and (2) Tenant shall move from the presently Leased Premises into the Substitution Space and shall vacate and surrender possession to Landlord of the presently Leased Premises after such effective date, and if Tenant continues to occupy the presently Leased Premises after such date, then thereafter, during the period of such occupancy, Tenant shall pay rent for the presently Leased Premises at the rate set forth in this lease in addition to the rent for the Substitution Space at the above-described rate.

      (c) Tenant shall have the option to accept possession of the Substitution Space in its "as is" condition as of such effective date or to require Landlord to alter the Substitution Space in the same manner as the presently Leased Premises were altered or were to be altered. Such option shall be exercised by notice from Tenant to Landlord within ten (10) days after the aforesaid notice from Landlord to Tenant of such proposed relocation. If Tenant fails to deliver to Landlord within such ten (10) day period notice of its election, or if Tenant is in default under any of the terms, covenants, conditions, provisions or agreement of this lease, Tenant shall be deemed to have elected to accept possession of the Substitution Space in its "as is" condition. If Tenant elects to require Landlord to alter the Substitution Space, then (1) Tenant shall continue to occupy the presently Leased Premises (upon all of the terms, covenants, conditions, provisions, and agreements of this lease including the covenant for the payment of rent) until the date on which work in the Substitution Space is substantially complete, and (2) Tenant shall move from the presently Leased Premises into the Substitution Space immediately upon the date of such substantial completion by Landlord and shall vacate and surrender possession to Landlord of the presently Leased Premises on such date and if Tenant continues to occupy the presently Leased Premises after such date, then thereafter, during the period of such occupancy, Tenant shall pay rent for the presently Leased Premises at the rate set forth in this Lease, in addition to the rent for the Substitution Space at the above-described rate. With respect to such alteration work in the Substitution Space, if Tenant shall make changes in the work and if such changes shall delay the work to be performed by Landlord, or if Tenant shall otherwise delay the substantial completion of Landlord's work, the happening of such delays shall in no event postpone the date for the commencement of the payment of rent for such Substitution Space, beyond the date on which such work would have been substantially completed but for such delay, and, in addition, Tenant shall continue to pay rent for the presently Leased Premises at the rate set forth in this Lease until it vacates and surrenders same as aforesaid. Landlord at its discretion may substitute materials of like quality for the materials originally utilized.

      (d) If Landlord exercises this relocation right, Landlord shall reimburse Tenant for Tenant's reasonable out- of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephones and telephone equipment from the presently Leased Premises to the Substitution Space and for reprinting Tenant's stationary of the same quality and quantity of Tenant's stationary supply on hand immediately prior the Landlord's notice to Tenant of the exercise of this relocation right. If the Substitution Space contains more square footage than the presently Leased Premises, and if the Leased Premises were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

23.   BUILDING RULES AND REGULATIONS.

      The following rules and regulations shall apply, where applicable, to the premises, the Building, the parking garage or parking areas associated therewith, the land situated beneath the Building and the appurtenances thereto:

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      (a) Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for any purpose other than ingress and egress to and from the Leased Premises and for going from one to another part of the Building. Corridor doors, when not in use, shall be kept close.

      (b) No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building or any "COMMON AREA" or in or upon any vehicle in any parking area, except of such color, size and style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by the Building maintenance personnel nor shall any part of the Building be defaced by tenants. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

      (c) Landlord will provide and maintain, at Tenant's cost. an alphabetical directory board for all tenants in the first floor (main lobby) of the Building and no other directory shall be permitted unless previously consented to by Landlord in writing.

      (d) With respect to work being performed by tenants in any Leased Premises with the approval of Landlord, all tenants will refer all contractors, contractors' representatives and installation rendering any service to them to Landlord for Landlord's supervision and approval before the performance of any contractual services. This provision shall apply to all work performed in the building including, but not limited to, installation of telephones, telegraph equipment, electrical devises and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipments and any other physical portion of the Building. Should a tenant require telegraphic, telephonic, annunciator or other communication service, Landlord will direct the electrician where and how wires are to be introduced and placed and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without Landlord's prior written permission.

      (e) All deliveries of other than hand carried items must be made via the service entrances and service elevator. Any deliveries, removals or relocations of large, bulky or voluminous items, such as furniture, office machinery and equipment, etc., can only be made after obtaining approval from the Landlord and at those times specified by the Landlord. A tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done under the supervision of the Building manager, after written permission from Landlord. Persons employed to move such property must be acceptable to Landlord. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment or items, which shall in all cases, to distribute weight, stand on supporting devices approved by Landlord.

      (f) All movement referenced in Section 23(e) above, shall be under the supervision of Landlord and in the manner agreed between the tenants and Landlord by prearrangement before performance. Such prearrangement initiated by a tenant will include determination by Landlord, and subject to Landlord's decision, as to the time, method, and routing of movement as to the limitations for safety of other concern which may prohibit any article, equipment or any other item from being brought into the Building. The tenants are to assume all risks and indemnify and hold Landlord harmless, as to damage to articles moved and injury to persons engaged and not engaged in such movement, including without limitation equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for a tenant from the time of entering the property to completion of work: and Landlord shall not be liable for and the tenant shall indemnify and hold harmless Landlord from and against, acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for a tenant. All damages done to the Building by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

      (g) Each tenant shall cooperate with Landlord's employees in keeping its Leased Premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel. Landlord shall be in no way responsible to the tenants, their agents, employees or invitees for any loss of property from the Leased Premises or public areas or for any damages to any property thereon from any cause whatsoever.

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
      (h) Plumbing, fixture, and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or such tenant's agents, employees or invitees, shall be paid by such tenant, and Landlord shall not in any case be responsible thereof.

      (i) To insure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons appointed or approved by Landlord in writing.

      (j) Tenants shall not make or permit any improper, objectionable or unpleasant noise or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

      (k) Nothing shall be swept or thrown into the corridors, halls. elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about the Building.

      (l) No machinery of any kind shall be operated by any tenant on its leased area without the prior written consent of Landlord.

      (m) No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters, or for any unlawful or immoral purpose.

      (n) Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, including without limitation any inflammable or explosive fluid or substance, that will in any way increase the possibility of fire or other casualty, or do anything in conflict with valid laws, rules or regulations of any governmental authority.

      (o) Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

      (p) Landlord or its agents or employees shall have the right to enter the leased premises to examine the same or to make such repairs, alterations, or additions as Landlord shall deem necessary for the safety, preservation or improvement of the Building.

      (q) No additional locks or bolts shall be placed on any doors or shall tenant alter any locks without the prior written consent of Landlord. If Landlord shall give its consent, tenant shall in each case furnish the Landlord a key for any such lock. All keys furnished by Landlord, or purchased from Landlord by tenant, shall be surrendered upon termination of the Lease.

      (r) Landlord grants Tenant a revocable license to park, in common with other tenants, up to Tenant's Parking Allotment of automobiles in the parking facilities appurtenant to the Building. Tenant agrees to pay Landlord, or Landlord's designee, the regularly scheduled parking rates at such time and in such manner as Landlord or Landlord's designee may, from time to time, establish for tenants of the Building. Tenant's license shall be revoked and expire concurrently with the termination of the Lease, unless sooner terminated pursuant to the terms and conditions of this Lease. Tenant agrees to abide by all of the rules and regulations for the parking facilities that Landlord, or its designee, may from time to time establish. In the event Tenant is in default under any term or condition of the Lease, Landlord may revoke this license in whole or in part and prohibit Tenant's or any or all of its employee's, servant's, agent's or contractor's use of the Parking facilities without liability to Tenant. This Section creates only a revocable license to use such parking facilities and does not convey to Tenant any estate in the Building, the "COMMON AREAS'., the real property on which the Building is located or in any parking facilities located at or on said real property. No bailment is created hereby and Tenant, for itself, its agents, servants, employees, successors and assigns, hereby releases Landlord and Landlord's agents, servants, employees and independent contractors from all claims for loss or damage arising out of or related to use of the parking facilities.

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
      (s) No bicycles or vehicles of any kind shall be brought into, stored or kept in or about the Premises. There shall not be used in any space, or in the "COMMON AREAS" of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and rubber side guards or such other material handling equipment as Landlord may approve.

      (t) No cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted, provided the power requirement does not exceed that amount which can be provided by a 30 amp circuit. Tenant shall not cause or permit any unusual or objectionable odors to be produced or permeate the Premises or the Building. No vending or similar machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

      (u) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building, or to any space therein, to such a degree as to be objectionable to Landlord, or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or bulky articles which violate any of these Rules and Regulations or the Lease.

      (v) Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

      (w) The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

      (x) Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgement shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it and like manner as if originally herein prescribed.

      (y) Tenant shall, before leaving the leased premises unattended, close and lock all outside doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant.

24. DELIVERY OF NOTICE. Any notice and/or document required to be delivered hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties hereto at the respective addresses specified above, or at such other address as they have set forth specified by written notice delivered in accordance herewith.

25.   MISCELLANEOUS.

      (a) This Lease may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto. This lease and the schedules and exhibits attached if any, form a part of this lease together with the rules and regulations adopted and promulgated by the Landlord pursuant to
Section 3 and Section 23 hereof, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings ("Representations") between the Landlord and the Tenant concerning the Leased Premises, and there are no Representations, either oral or written, between them other than those in this Lease.

Radler Office Form 1/97             16

      This lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures. Representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent the Landlord or the Tenant. The Tenant acknowledges that it has not been induced to enter into this lease by any Representations not set forth in this Lease, it has not relied on any such Representations, no such Representations shall be used in the interpretations or construction of this Lease, and the Landlord shall have no liability for any consequences arising as a result of any such Representations.

      Except as herein otherwise provided, no subsequent alteration, amendment change, or addition to this Lease shall be binding upon the Landlord or the Tenant unless in writing and signed by each of them.

      (b) This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord, and shall be binding upon and inure to the benefit of Tenant, its successors, and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

      (c) All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Lease is declared to be a Texas contract, and all of the terms thereof shall be construed to the laws of the State of Texas.

      (d) Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions or any other causes of any kind whatsoever.

      (e) At Landlord's request Tenant will execute either an estoppel certificate addressed to Landlord's mortgagee or a three-party agreement among Landlord, Tenant and said mortgagee certifying as to such facts (true) and agreeing to such notice provisions and other matters as such mortgagee may reasonably require in connection with Landlord's financing.

      (f) Tenant warrants that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Lease and Tenant agrees to indemnify Landlord and hold him harmless from and against any and all cost, expense or liability for commissions or other compensation and charges claimed by any broker or agent with respect to this Lease.

      (g) Upon request from Landlord, Tenant and Guarantor agree by their respective execution of this Lease and the Guaranty at Exhibit "C", to provide current, signed financial statements (balance sheet and income statements) and information to Landlord during the term of this Lease. Landlord may not in any event, make such requests more frequently than semi-annually.

      (h) BUILDING ACCESS CARDS. Prior to Lease Commencement Tenant shall submit to Landlord a list of employees needing Building Access Cards. Based upon such list, Landlord will provide Tenant a maximum of one (1) Building Access Card per employee at a cost to Tenant of $20.00 per card. After the date Tenant first occupies the premises, any replacement or additional cards will be furnished at a cost to Tenant of $20.00 per card.

      (i) Contingent upon Tenant satisfying all the following conditions, (the "Conditions") Tenant is hereby granted an option to terminate the Lease Term, as set forth in Section 2 of the Lease. The Conditions being that (i) Tenant shall have fully performed all of its covenants, duties and obligations hereunder during the term of this lease; (ii) Tenant shall have given written notice to Landlord on or before NOVEMBER 30, 1997 that Tenant is exercising such Option;
(iii) that such written notice be delivered to Landlord at Landlord's business office within normal business hours on or before NOVEMBER 30, 1997; and (iv) Tenant shall reimburse Landlord at the time of written notification to terminate the Lease for the unamortized portion of up front costs in the amount of $3,689.00. Time is of the essence in the exercise of such Option, and the time period within which such Option may be exercised shall not be extended or enlarged by Tenant for any reason, including inability to exercise such Option.

      In the event that Tenant satisfies all the Conditions and effectively exercises such Option to Terminate, this Lease Agreement shall expire on JANUARY 31, 1998. Failure of Tenant to provide notice as specified herein shall cause the lease term to continue unabated.

      (b) Contingent upon Tenant satisfying all the following conditions, (the "Conditions") Tenant is hereby granted an option to terminate the Lease Term, as set forth in Section 2 of the Lease. The Conditions being that (i) Tenant shall have fully performed all of its covenants, duties and obligations hereunder during the term of this lease; (ii) Tenant shall have given written notice to Landlord on or before NOVEMBER 30, 1998 that Tenant is exercising such Option:
(iii) that such written notice be delivered to Landlord at Landlord's business office within normal business hours on or before NOVEMBER 30, 1998; and (iv) Tenant shall reimburse Landlord at the time of

Radler Office Form /97              17
written notification to terminate the Lease for the unamortized portion of up front costs in the amount of $1,845.00. Time is of the essence in the exercise of such Option, and the time period within which such Option may be exercised shall not be extended or enlarged by Tenant for any reason, including inability to exercise such Option.

      In the event that Tenant satisfies all the Conditions and effectively exercises such Option to Terminate, this Lease Agreement shall expire on JANUARY 31, 1999. Failure of Tenant to provide notice as specified herein shall cause the lease term to continue unabated.

      IN TESTIMONY WHEREOF, the parties hereto have executed this Lease as of the date of aforesaid.


                                    LANDLORD
                         RADLER ENTERPRISES TEXAS, INC.


BY:  /S/ MISHAEL H. RADOM

                                MISHAEL H. RADOM
                                    PRESIDENT
                         RADLER ENTERPRISES TEXAS, INC.

DATE:  /S/ JANUARY 22, 1997

                                     TENANT
                            CLIFFWOOD OIL & GAS CORP.


BY:  /S/ FRANK A. LODZINSKI

                               FRANK A. LODZINSKI
                                    PRESIDENT
                            CLIFFWOOD OIL & GAS CORP.

DATE:  /S/ JANUARY 21, 1997

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